UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 9, 2009
Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGIES INC.
 (Exact name of registrant as specified in its charter)

California
 (State or other jurisdiction)

0-16416
(Commission File Number)

33-0056212
 (I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673
(Address of principal executive offices)

(949) 485-6006
(Registrant's telephone number, including area code)

Electropure, Inc
(Former name, former address and former fiscal year, if changed since last report)

Item 8.01.    Other Events

The Company has elected not to accept further conversions of notes at 75% of the lowest single-day market price during the 20-day pre-conversion trading period.  The note holders have declared this to be a default of the Company’s obligations under the conversion provisions of certain secured convertible notes and have ceased further conversion of any additional amounts and demanded payment under the default provisions of the notes.

Item 9.01.    Financial Statements and Exhibits
Exhibits

None.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Michael W. Brennan
Michael Brennan, President

Dated:  April 10, 2009